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                                    EXHIBIT A

                                    AGREEMENT

                          JOINT FILING OF SCHEDULE 13G


     The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13G and any future amendments thereto reporting each of the undersigned's ownership of securities of U.S.-China Industrial Exchange, Inc., and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned.




                                          D.H. BLAIR & CO., INC.



                                              /s/ Kenton E. Wood
Dated:   February 10, 1998                By:________________________________
         New York, New York                 Kenton E. Wood
                                            Chairman






                                             /s/ Kenton E. Wood
Dated:   February 10, 1998                  _________________________________
         New York, New York                 Kenton E. Wood